Exhibit 4.63

Formal Commercial Cooperation Agreement
for Mobile Communication Resale Business

This Agreement is signed by the following Parties:

PARTY A: YUANTEL (BEIJING) INVESTMENT MANAGEMENT CO., LTD.

(hereinafter referred to as “Party A” or “Resale Company”

Yuantel Agreement Number: 9120180164

PARTY B: CHINA UNICOM (hereinafter referred to as “Party B” or “China Unicom”)

China Unicom Agreement Number: CU12-1001-2018-000028-1

Party A and Party B signed the Mobile Communications Resale Business Cooperation Agreement (hereinafter referred to as the “Original Agreement”, numbered CU12-1001-2018-000028) on January 10, 2018.

The two Parties signed a Supplementary Agreement on June 5, 2018 to supplement and change the above Original Agreement. Below is an overview of the Agreement (the specific cooperation content and terms are subject to the official contract signed and sealed by both Parties).

The Parties, after negotiation, decided to make the following material terms with regards to the mobile communication resale business:

1.	Add corresponding provisions to the business price and expense provisions in the Original Agreement.

2.	Amend the relevant provisions of the Original Agreement making SIM card with the number obtained, customer service, user rights and user information security.

3.	Amend the original agreement No. 19.4 provision to read: in case of any of the following circumstances, this Agreement shall be immediately terminated or terminated through negotiation between the Parties:

19.4.1	This Agreement expires with the Parties’ full performances but without mutual assent on the renewal of the Agreement.

19.4.2	Both Parties sign a written termination agreement upon mutual agreement.

19.4.3	Party B shall terminate the Cooperation Agreement in accordance with Article 19.5 hereof.

19.4.4	Party A decides to stop operating mobile communication resale business for its own reasons.

19.4.5	Party B decides to terminate the cooperation of mobile communication resale business with Party A.

19.4.6	Party A has not obtained a Telecom Business Operation License within 2 years from the date of the official commercial announcement of the mobile communication resale business.

19.4.7	Party A’s Mobile Resale License (including Pilot License) is revoked or withdrawn.

19.4.8	Party A terminates business due to dissolution, legal cancellation or bankruptcy.

Other circumstances under which the termination is stipulated by law or mutually agreed upon by both Parties.

4.	Amend Article 19.6 of the Original Agreement to read: “if the cooperation between the Parties is terminated in accordance with Articles 19.4 and 19.5 of the Original Agreement, the Parties shall:

19.6.1	Party A shall, within 90 days from the date of termination, pay all payments due before the date of termination and the corresponding liquidated damages and compensation.

19.6.2	Party A shall return the number and IMSI resources allocated to Party A by Party B.

19.6.3	Both Parties shall complete the relevant matters specified in Annex 8.

19.6.4	Party B has the right to take a single stop before the formal termination of cooperation (suspend voice call, SMS caller, data service, etc.).

19.6.5	Complete other necessary follow-up matters confirmed by both Parties.

5.	Modify the Annex of the Original Agreement.

6.	Add Article 12.3.1.7 in the Original Agreement on the payment guarantee deposit, performance bond and international business deposit. “Except for the guarantee deposit (including the letter of guarantee) that Party A has paid in accordance with the Original Agreement, Party A shall pay a payment guarantee deposit of RMB 2.37 million yuan within 10 working days after the signature and seal of this Agreement, and pay a performance bond of RMB 3.56 million yuan or submit an equivalent letter of guarantee from the bank within 15 working days after the signature and seal of this Agreement.”

(no text below)

PARTY A: YUANTEL (BEIJING) INVESTMENT MANAGEMENT CO., LTD.

/s/ Lei Wang
Lei Wang, its Legal Representative
Date: June 5, 2018

PARTY B: CHINA UNICOM

/s/ Renjie Zhou
Renjie Zhou, its Authorized Representative
Date: June 5, 2018

3